Exhibit 99.1

NYSE American Symbol – UEC

USA TODAY Publishes an Op-Ed Article from Uranium Energy Corp
Chairman Spencer Abraham on U.S. Uranium and National Security

Corpus Christi, Texas, September 25, 2018 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce USA TODAY published an Op-Ed on September 20, by UEC Chairman Spencer Abraham titled “Domestic uranium necessary for national security, healthy nuclear energy programs.” Mr. Abraham is a former U.S. Secretary of Energy and U.S. Senator.

In the USA TODAY piece, Secretary Abraham expresses the need for a healthy U.S. uranium industry, its importance for national security, and the risks the country is facing from overdependence on foreign uranium.

He also applauds the current administration in their actions to implement constructive policies aimed at rebuilding and maintaining a vibrant domestic uranium and nuclear power industry.

The following is provided with the permission of USA TODAY.

USA TODAY

Domestic uranium is necessary for national security, healthy nuclear energy programs

Spencer Abraham | Opinion contributor

Published 7:00 a.m. ET Sept. 20, 2018

America used to export uranium, but now it is dependent on other countries. In order to protect ourselves, we need to increase uranium mining.

When I served as Energy secretary under President George W. Bush, our administration was deeply concerned that over 50% of our oil was imported, with much of it coming from unstable places. We considered this a major national security matter.

Today, that national security concern has been solved through a combination of American ingenuity, technology and fully embracing our abundant natural resources. But now, we face a similar national security challenge. The U.S. nuclear fleet, generating 20% of this country’s electricity (and about 60% of our carbon-free energy) has become almost entirely dependent on foreign uranium, much of it from countries with elevated geopolitical risks.

At its peak in 1980, U.S. uranium production stood at 43.7 million pounds, enough to supply all of our U.S. reactors and a substantial portion of our allies’ requirements.

In 2017, U.S. uranium production was less than 2.4 million pounds, accounting for about 5% of the nation’s requirements, even though our uranium reserves are sufficient to meet our domestic demand.

Please click here: https://usat.ly/2PQfx3K for the full article.

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About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  The Company’s fully-licensed Hobson Processing Facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project.  In Wyoming, UEC controls the permitted Reno Creek ISR project. Additionally, the Company controls a pipeline of advanced-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay, and a large, high-grade titanium project in Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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